SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 4 TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UAN CULTURAL & CREATIVE CO., LTD.
 (Exact Name of Small Business Issuer in its Charter)

Delaware	5900	20-3303304
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

1021 Hill Street
Suite 200
Three Rivers, MI 49093
Tel. No.: (586) 530-5605
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Vcorp Services, LLC
1811 Silverside Road
Wilmington, DE 19810
Tel. No.: (888) 528-2677
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Joseph L. Cannella, Esq.
Eaton & Van Winkle LLP
3 Park Ave, 16th Floor
New York, NY 10016
Tel. No.: (212) 561-3633
 Fax No.: (212) 779-9928

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Explanatory Note

UAN Cultural & Creative Co, Ltd. is filing this Amendment No. 4 to its Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on March 10, 2011, to file revised Exhibits 23.1 and 23.2.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

*23.1	Consent of Auditor.

*23.2	Consent of Auditor.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, UAN Cultural & Creative Co., Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 11th day of August, 2011.

UAN CULTURAL & CREATIVE CO., LTD.

By:	/s/ Parsh Patel
Parsh Patel
Chief Executive Officer and Secretary

By:	/s/ I-Kai Su
I-Kai Su
Chief Financial Officer and Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ Parsh Patel	CEO and Secretary	August 11, 2011
Parsh Patel

/s/ I-Kai Su	Chief Financial Officer	August 11, 2011
I-Kai Su

*	President, Chairman, and Director	August 11, 2011
David Chen-Te Yen

*	Director and Taiwan Branch Office Assistant Manager	August 11, 2011
Syuan-Jhu Lin

*	Director	August 11 2011
Wan-Fang Liu

*	Director and Taiwan Branch Office Manager	August11, 2011
Tzu-Yung Hsu

*By:	/s/ Parsh Patel
Parsh Patel
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*23.1	Consent of Auditor.

*23.2	Consent of Auditor.

*	Filed herewith.